Exhibit 10.200


                            INDEMNIFICATION AGREEMENT


               AGREEMENT, effective as of ______________________, between The Charles Schwab Corporation, a Delaware corporation (the "Company"), and ____________________ (the "Indemnitee"). Capitalized terms in this Agreement shall have the meanings set forth in Section 19 hereof.

               WHEREAS, it is essential to the Company to attract, engage and retain as directors and officers the most capable persons available;

               WHEREAS, Indemnitee is a director/officer of the Company;

               WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies in today's environment;

               WHEREAS, basic protection against undue risk of personal liability of directors and officers has been provided through insurance coverage providing reasonable protection at reasonable cost, and Indemnitee is relying on the availability of such coverage; however, there can be no assurance as to the future availability of such insurance on terms providing reasonable protection at reasonable cost;

               WHEREAS, the Restated Certificate of Incorporation and the By-laws of the Company require the Company to indemnify and advance expenses to its directors to the fullest extent authorized by law and the Indemnitee has been serving and continues to serve as a director or officer of the Company in part in reliance on such Restated Certificate of Incorporation and By-laws;

               WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner and Indemnitee's reliance on the aforesaid Restated Certificate of Incorporation and By-laws, and in part to provide Indemnitee with specific and additional contractual assurance that the protection provided by such Restated Certificate of Incorporation and By-laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Restated Certificate of Incorporation and By-laws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), and in order to induce Indemnitee to continue to provide services to the Company as a director or officer thereof, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

               NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

               1.     Agreement to Indemnify.

                      a. Indemnity of Indemnitee. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent authorized by law. The Company shall indemnify Indemnitee as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, losses, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, losses, penalties or amounts paid in settlement) of such Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (including the creation of the trust under Section 3 hereof). Notwithstanding anything in this Agreement to the contrary and except as provided in Section 4, prior to a Change in Control Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding. If so requested by Indemnitee, the Company shall advance (within thirty business days of such request) any and all Expenses to Indemnitee (an "Expense Advance").

                      b.     Indemnification Procedures.

                             (1)   Reviewing Party determination.Notwithstanding
the foregoing, the obligations of the Company under Section 1(a) to Indemnitee shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Reviewing Party is Independent Legal Counsel in the event of a Change in Control, as provided in
Section 2 hereof) that Indemnitee would not be permitted to be indemnified under applicable law.

                             (2)    Expense  Advances.  Notwithstanding  Section
1(a),  the  obligation  of the  Company to make an Expense  Advance  pursuant to
Section 1(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

                             (3)    Selection of Reviewing Party.

                                   (a)  Change in  Control.  If there has been a
Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were members of the Incumbent Board (as defined in Section 19(a)(2) hereof) immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 2 hereof and selected by Indemnitee.

                                    (b)    No Change in Control. If (i)there has
not been a Change in Control, or (ii) there has been a Change in Control which has been approved by a majority of the Company's Board of Directors who were members of the Incumbent Board (as defined in Section 19(a)(2) hereof) immediately prior to such Change in Control, the Reviewing Party shall be designated and selected by the Board of Directors and may be Independent Legal Counsel should the Board so decide; provided, however, that if requested by Indemnitee, the Reviewing Party shall be Independent Legal Counsel selected by the Board of Directors.

                             (4)  Remedies of  Indemnitee.  If there has been no
determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the States of California or Delaware having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

               2. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were members of the Incumbent Board (as defined in Section 19(a)(2) hereof) immediately prior to such Change in Control) then Independent Legal Counsel shall be selected by Indemnitee and such Independent Legal Counsel shall determine whether the officer or director is entitled to indemnity payments and Expense Advances under this Agreement or any other agreement or Restated Certificate of Incorporation or Bylaws of the Company now or hereafter in effect relating to Proceedings involving Indemnifiable Events. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such Independent Legal Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Legal Counsel pursuant hereto.

               3. Potential Change in Control. In the event of a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Proceeding relating to an Indemnifiable Event, and any and all judgments, fines, losses, penalties and settlement amounts arising from any and all Proceedings relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee shall advance, within thirty business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 1(b) of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a final judicial determination by a court of competent jurisdiction (as to which all rights of appeal therefrom have been exhausted or lapsed), as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Indemnitee. Nothing in this Section 3 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes.

               4. Indemnification for Expenses Incurred in Enforcing this Agreement. The Company shall indemnify Indemnitee against any and all expenses (of the types described in the definition of Expenses in Section 19 of this Agreement including attorneys' fees) which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for
(i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company's Restated Certificate of Incorporation or By-laws now or hereafter in effect relating to Proceedings for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company and/or (iii) recovery of Expenses advanced by the Company to Indemnitee, but only if Indemnitee has been successful on the merits or otherwise therein in whole or in part. If so requested by Indemnitee, the Company shall advance (within thirty business days of such request) any and all Expenses to Indemnitee which are incurred in connection with any such claim or action brought or defended by Indemnitee; provided, however, that if it has been finally judicially determined (as to which all rights of appeal have been exhausted or lapsed) that Indemnitee was not entitled to be indemnified with respect to such claim, action or defense, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for such amounts theretofore advanced.

               5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred.

               6.  Defense to Indemnification, Burden of Proof and Presumptions.

                      a. Defense to Indemnification. It shall be a defense to any action brought by the Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that the Indemnitee has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Company to indemnify the Indemnitee for the amount claimed.

                      b. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

                      c. No Presumptions. In any action brought by Indemnitee against the Company to enforce this Agreement:

                             (1)    Neither  (i)  the  failure  of  the  Company
(including its Board of Directors or its stockholders) or the Reviewing Party to have made a determination prior to the commencement of such action by the Indemnitee that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law or had a particular belief, nor
(ii) an actual determination by the Company (including its Board of Directors or its stockholders) or the Reviewing Party that the Indemnitee had not met such applicable standard of conduct or did not have such belief, shall, of itself, be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct or did not have any particular belief.

                             (2) For purposes of this Agreement, the termination
of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

               7. Non-Exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Restated Certificate of Incorporation or By-laws or the Delaware General Corporation Law or any statute or vote of stockholders or disinterested directors or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits broader indemnification by agreement than would be afforded currently under the Company's Restated Certificate of Incorporation and By-laws and this Agreement, it is the intent of the parties hereto that the Company will provide Indemnitee such broader indemnification to the maximum extent permitted by the Delaware General Corporation Law. Any repeal or modification of relevant provisions of Delaware General Corporation Law or any other applicable laws shall not in any way diminish Indemnitee's rights to indemnification or the obligations of the Company under this Agreement.

               8. No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

               9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

               10. Period of Limitations. No legal action under this Agreement shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee or Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any such cause of action or claim of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

               11. Amendment of This Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

               12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

               13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Restated Certificate of Incorporation or By-laws of the Company or otherwise) of the amounts otherwise indemnifiable hereunder.

               14. Settlement of Proceedings. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; provided, however, that under no circumstances shall (i) the full or partial settlement of any Proceeding which releases the Company or any party other than Indemnitee but does not release Indemnitee, be deemed, in itself, a penalty or limitation on Indemnitee; or (ii) the Company be required to obtain the consent of Indemnitee to the full or partial settlement of any Proceeding that grants Indemnitee a complete and unqualified release in respect of the potential liability. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any award in any proceeding if the Company was not given a reasonable and timely opportunity, at its expense, to meaningfully participate in the defense of such Proceeding.

               15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or a director, officer, employee, trustee, agent or fiduciary of any other enterprise at the Company's request.

               16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

               17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

               18. Preclusion.  The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 1(b)(4) that the procedures and presumptions in this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

               19.    Certain Definitions.

                      a.     Change in Control:  Any of the following events:

        (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this paragraph (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
        (iii) of paragraph 3 hereof; or

        (2) Individuals who, as of May 12, 1998 constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 12, 1998 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

        (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (4)  Approval  by  the   shareholders  of  the  Company  of  a  complete
        liquidation or dissolution of the Company.

Notwithstanding the foregoing, no acquisition by (i) Charles R. Schwab and/or his spouse or any of his lineal descendants or (ii) any trust created by or for the benefit of Charles R. Schwab and/or his spouse or any of his lineal descendants or (iii) the Schwab Family Foundation shall constitute a Change in Control.

                      b. Expense: includes attorneys' fees and all other costs, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone charges, postage, delivery service fees, expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Proceeding relating to any Indemnifiable Event.

                      c. Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

                      d. Independent Legal Counsel: a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law. Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

                      e. Potential Change in Control: shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                      f. Proceeding: any threatened, pending or completed action, suit or proceeding, or any inquiry, hearing or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

                      g. Reviewing Party: any appropriate person or body consisting of a member or members of the Company's Board of Directors, or Independent Legal Counsel.

               IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the __________ day of ___________, 19______.


                                                THE CHARLES SCHWAB CORPORATION



                                                By:
                                                  Name:
                                                  Title:






                                                Name:
                                                         Indemnitee